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EXHIBIT 11.0
OVERLAND DATA, INC.
COMPUTATION OF PER SHARE EARNINGS

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                                                                                Three Months Ended
                                                                                   September 30,
                                                                         ------------------------------
                                                                             1997                1996
                                                                         ------------        -----------

Net income (loss). . . . . . . . . . . . . . . . . . . . . . . . . .     $    177,000         $  325,000
                                                                         ------------        -----------
                                                                         ------------        -----------
Weighted average number of shares of
   common stock outstanding. . . . . . . . . . . . . . . . . . . . .       10,457,682          5,107,155

Weighted average number of shares of
   preferred stock outstanding . . . . . . . . . . . . . . . . . . .               --          2,336,573

Common stock equivalents from the
   issuance of options using the
   treasury stock method . . . . . . . . . . . . . . . . . . . . . .          524,844            498,260

Cheap stock effect . . . . . . . . . . . . . . . . . . . . . . . . .               --             (8,333)

Cheap stock adjustment . . . . . . . . . . . . . . . . . . . . . . .               --            203,540
                                                                          ------------        -----------
Shares used in computing net
   income (loss) per share . . . . . . . . . . . . . . . . . . . . .        10,982,526         8,137,195
                                                                          ------------        -----------
                                                                          ------------        -----------


Net income (loss) per share. . . . . . . . . . . . . . . . . . . . .         $    0.02             $0.04
                                                                          ------------        -----------
                                                                          ------------        -----------
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